Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Building Materials Holding Corporation:

We consent to the use of our reports dated March 10, 2008, with respect to the consolidated financial statements, the related financial statement schedule, and the effectiveness of internal control over financial reporting, incorporated by reference herein.

/s/ KPMG LLP
KPMG LLP
San Francisco, California
May 12, 2008